WARRANT AGREEMENT

THIS WARRANT AGREEMENT(this “ Agreement”), dated as of August 19, 2013, is entered into by and between Piksel, Inc., a Delaware corporation (the “Corporation”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, pursuant to the terms and conditions of the Third Amended Plan of Reorganization, dated August 6, 2013, as the same may be amended, modified or restated from time to time (the “Plan”) relating to the reorganization of the Corporation under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Corporation, on August 16, 2013, issued warrants (each a “Warrant,” and collectively, the “Warrants”) to holders of KDI Common Stock (as defined in the Plan) in exchange for such interests; pursuant to the Plan, the Warrants shall be exercisable until the Expiration Date (as defined below) and will enable holders thereof to purchase up to an aggregate number of 61,054,157 shares of the Corporation’s Series A-2 Common Stock (the “Series A-2 Common Stock”) at an exercise price of $0.205 per share (the “Exercise Price”);

WHEREAS, the Warrants have been issued pursuant to an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, registration and exercise of the Warrants;

WHEREAS, the Corporation desires to provide for the form and provisions of the Warrant Certificate (as defined below) and the Warrants, the terms upon which shall govern the Warrants issued by the Corporation and the respective rights, limitation of rights and immunities of the Corporation, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants evidenced by the Warrant Certificate, when executed on behalf of the Corporation and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Corporation, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Appointment of Warrant Agent. The Corporation hereby appoints the Warrant Agent to act as agent for the Corporation in connection with the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.           Warrants.

2.1         Form of Warrant. Each warrant certificate (the “Warrant Certificate”) have been (a) issued in registered form only, (b) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and (c) signed by, or bear the facsimile signature of, the Chief Executive Officer or the Chief Financial Officer and the Secretary of the Corporation. In the event the person whose signature or facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2         Effect of Countersignature. Unless and until the Warrant Certificate is countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3         Registration.

2.3.1           Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the issuance of the Warrant Certificates. Upon the issuance of the Warrant Certificates, the Warrant Agent issued and registered the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Corporation.

2.3.2           Registered Holder. The Corporation and the Warrant Agent may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register (the “registered holder”) as the absolute owner of such Warrant Certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Corporation or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

3.           Terms and Exercise of Warrants.

3.1        Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant Certificate and of this Warrant Agreement, to purchase from the Corporation the number of shares of Series A-2 Common Stock stated therein at the Exercise Price until the Expiration Date.

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3.2         Duration of Warrants. Subject to Section 3.3.2 below, a Warrant may be exercised at any time on any Business Day (as defined below) only during the period (“Exercise Period”) commencing on the date hereof and terminating at 5:00 P.M., New York City time on September 18, 2013 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. As used herein the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

3.3         Exercise of Warrants.

3.3.1           Payment. Subject to the provisions of the Warrant Certificate and this Warrant Agreement, a Warrant may be exercised by the registered holder thereof when the Warrant Certificate is countersigned by the Warrant Agent and surrendered at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the election form attached to the Warrant Certificate or the beneficial owner election form received by beneficial owners through their broker or nominees (each, an “Election Form”), attached hereto as Exhibits B and C, respectively, duly executed, and, subject to Section 3.3.2 below, by paying in full the Exercise Price for each full share of Series A-2 Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Warrant Agent (or as otherwise agreed to by the Corporation). To the extent applicable, the aggregate Exercise Price shall be rounded up to the nearest penny.

3.3.2       Oversubscription Right.

(a)            To the extent that a registered holder of a Warrant (other than any member of the Plan Sponsor Group (as defined in the Plan)) exercises a Warrant in full in accordance with this Agreement and the terms of his, her or its Warrant Certificate (an “Electing Holder”), such Electing Holder shall have the right, but not the obligation, to elect on the Election Form (an “Oversubscription Election”) to exercise a number of Warrants not exercised by the Expiration Date (the “Remaining Warrants”). Any Oversubscription Election must be made in accordance with the terms of the Warrant Certificate and the formula set forth in Section 3.3.2(b) below, at the time of such Electing Holder’s exercise of his, her or its Warrant.

(b)            Each Electing Holder shall have the right to check the “Oversubscription Box” on the Election Form, thereby electing to exercise a number of Remaining Warrants rounded up to the nearest whole number (the “Oversubscription Shares”) equal to a maximum of the product of (x) the Electing Holder’s percentage ownership of KDI Common Stock as of the Distribution Record Date (as defined in the Plan) times (y) the number of shares of Effective Date Common Stock (as defined below), less the number of shares of KDI Common Stock held by the Electing Holder as of the Distribution Record Date. For the purpose of this Section 3.3.2(b), “Effective Date Common Stock” means the number of shares of Class B and Series A-1 Common Stock distributed pursuant to the Plan on the Effective Date.

(c)           To the extent that an Electing Holder makes an Oversubscription Election, such Electing Holder shall pay the aggregate Exercise Price for the Oversubscription Shares such Electing Holder has elected to receive pursuant to the formula set forth in Section 3.3.2(b) above, in the same manner and the at the same time such Electing Holder makes payment for the exercise of its registered Warrant(s) pursuant to Section 3.3.1 above. If an Electing Holder is not issued the number of Oversubscription Shares that such Electing Holder elected to receive, any amounts paid to the Warrant Agent in respect of such unissued shares shall be returned to such Electing Holder promptly by mail without interest or deduction.

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3.3.3      Issuance of Certificates.

(a)            To the extent that any Warrants (including Remaining Warrants pursuant to an Oversubscription Election) are exercised in accordance with the terms of this Agreement and the terms of the Warrant Certificate, as soon as practicable after the Expiration Date and the clearance of the funds in payment of the aggregate Exercise Price, including for any Oversubscription Shares, the Corporation shall issue to the Electing Holder a certificate or certificates representing the number of full shares of Series A-2 Common Stock to which he, she or it is entitled, registered in the name or names that the Warrant being so exercised is registered. Such Series A-2 Common Stock issuable upon the exercise of the Warrants (including any Remaining Warrants pursuant to an Oversubscription Election) shall result in holders thereof receiving one (1) share for every one (1) Warrant or Remaining Warrant exercised, subject to the limitation in Section 3.3.2 hereof. Warrants (including Remaining Warrants) may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

(b)            In no event shall the Corporation be required to “net cash settle” the exercise of any Warrants, whether pursuant to an initial exercise or Oversubscription Election.

3.3.4       Valid Issuance. All shares of Series A-2 Common Stock issued upon the proper exercise of a Warrant or Remaining Warrant in conformity with this Agreement shall be validly issued, fully paid and non assessable.

3.3.5       Date of Issuance. Each person in whose name any such certificate for shares of Series A-2 Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was exercised (including any Remaining Warrants pursuant to an Oversubscription Election) and payment of the aggregate Exercise Price was made; provided, that such date is no later than the Expiration Date, but irrespective of the date of delivery of such certificate, except that, if the date of such exercise and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.4         No Anti-Dilution Protection. Shares of Series A-2 Common Stock issuable upon the exercise of any Warrants (and any Remaining Warrants pursuant to an Oversubscription Election) shall be subject to dilution as set forth in the Plan, including, without limitation, by the exercise of Litigation Warrants (as defined in the Plan). To the extent such Litigation Warrants are exercised, the proceeds from such exercise shall be distributed on a pro rata basis to each holder of Series A-2 Common Stock immediately prior to such exercise in accordance with the Corporation’s Amended and Restated Certificate of Incorporation. The term pro rata as used herein shall mean a fraction (expressed as a percentage), the numerator of which shall be the number of shares held by a then Series A-2 Common Stock holder and the denominator of which shall be the aggregate number of outstanding shares of Series A-2 Common Stock (exclusive of the shares to be issued to such exercising Litigation Warrant holder). For the avoidance of doubt, the exercising holder of such Litigation Warrants shall not be entitled to proceeds from the exercise of such holder’s Litigation Warrants.

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4.           Other Provisions Relating to Rights of Holders of Warrants.

4.1         No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Corporation, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Corporation or any other matter.

4.2          Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Corporation and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

4.3         Reservation of Common Stock. The Corporation shall at all times reserve and keep available a number of its authorized but unissued shares of Series A-2 Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement and for the exercise of all Remaining Warrants pursuant to any Oversubscription Election.

4.4         Securities Law Compliance.

(a)           The Warrants (including any Series A-2 Common Stock issued upon exercise thereof) are issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act provided by section 1145 of the Bankruptcy Code. Any Warrant or underlying share of Series A-2 Common Stock that is received, purchased or owned by any “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, may not be resold by such holder, and such holder may not be able to transfer any Warrants or Series A-2 Common Stock issuable upon exercise of any Warrant in the absence of an exemption from registration under the Securities Act and state securities laws.

(b)            In the event that an exemption under section 1145 of the Bankruptcy Code with respect to Warrants or shares of Series A-2 Common Stock underlying the Warrants is not effective or available, or because such exercise would be unlawful with respect to a registered holder in any state, the registered holder shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless.

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4.5         Limitation on Monetary Damages. In no event shall the registered holder of a Warrant be entitled to receive damages, monetary or otherwise, for failure to settle any Warrant exercise if the Series A-2 Common Stock issuable upon exercise of the Warrants is not exempt from registration pursuant to 1145 of the Bankruptcy Code or has not been registered with the Securities and Exchange Commission pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent.

4.6         No Warrant Transfers. Notwithstanding anything to the contrary herein, no Warrant shall be transferable to any person or any entity, and any attempt to so transfer or any purported transfer shall be void ab initio.

5.           Concerning the Warrant Agent and Other Matters.

5.1         Payment of Taxes. The Corporation shall from time to time promptly pay all taxes and charges that may be imposed upon the Corporation or the Warrant Agent in respect of the issuance or delivery of shares of Series A-2 Common Stock upon the exercise of Warrants (or any Remaining Warrants pursuant to an Oversubscription Election), but the Corporation shall not be obligated to pay any transfer taxes in respect of the Warrants (or any Remaining Warrants pursuant to an Oversubscription Election) or such shares.

5.2         Resignation, Consolidation or Merger of Warrant Agent.

5.2.1           Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing (a “Resignation Notice”) to the Corporation. Upon receipt by the Corporation of a Resignation Notice, or if the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Corporation shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after it has received a Resignation Notice from the Warrant Agent, then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Corporation’s cost. Any successor Warrant Agent, whether appointed by the Corporation or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Corporation, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Corporation shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

5.2.2           Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Corporation shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Series A-2 Common Stock not later than the effective date of any such appointment.

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5.2.3            Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

5.3         Fees and Expenses of Warrant Agent.

5.3.1            Remuneration. The Corporation agrees to pay the Warrant Agent $7,500 for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

5.3.2           Further Assurances. The Corporation agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

5.4         Liability of Warrant Agent.

5.4.1           Reliance on Corporation Statement. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer of the Corporation and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

5.4.2           Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Corporation agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

5.4.3           Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature of the Warrant Certificate); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A-2 Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Series A-2 Common Stock will when issued be valid and fully paid and nonassessable.

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5.5         Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Corporation with respect to Warrants exercised and concurrently account for, and pay to the Corporation, all moneys received by the Warrant Agent for the purchase of shares of Series A-2 Common Stock through the exercise of Warrants.

6.           Miscellaneous Provisions.

6.1         Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

6.2         Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Corporation shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Corporation with the Warrant Agent) as follows:

Piksel, Inc.

26 West 17th Street, 2nd Floor

New York, New York 10011

Attn: Fabrice Hamaide

Facsimile: (212) 206-7059

with a copy to:

Bracewell & Giuliani LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Jennifer Feldsher and Robert Burns

Facsimile: (212) 508-6101

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Corporation to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Corporation with the WarrantAgent) as follows:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Margaret Villani

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next Business Day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

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6.3         Legend for Underlying Series A-2 Common Stock. Each Stock Certificate shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF THE U.S. BANKRUPTCY CODE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 1145 OF THE BANKRUPTCY CODE OR, IF APPLICABLE, THERE IS AN OPINION FROM COUNSEL TO THE COMPANY THAT SUCH SALE, ASSIGNMENT OR OTHER TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE STATUTES.””

6.4         Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Corporation hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Corporation hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Corporation may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Corporation in any action, proceeding or claim.

6.5         Persons Having Rights Under this Agreement. Nothing in this Agreement expressed in, and nothing that may be implied from, any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

6.6         Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection by it.

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6.7         Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.8         Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

6.9         Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder.

6.10         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PIKSEL, INC.

By:	/s/ Fabrice Hamaide
Name:	Fabrice Hamaide
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Margaret Villani
Name:	Margaret Villani
Title:	Vice President

EXHIBIT A

Form of Warrant Certificate

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EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase

Series A-2 Common Stock, par value of $0.0001 per share, as described herein.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON SEPTEMBER 18, 2013

PIKSEL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

WARRANTS

THIS CERTIFIES THAT:

IS THE REGISTERED HOLDER OF

warrants to purchase certain securities (each, a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Piksel, Inc., a Delaware corporation (the “Corporation”), one (1) share (the “Warrant Share,” and together with all shares exercisable for purchase under this Warrant Certificate, collectively, the “Warrant Shares”) of Series A-2 Common Stock, par value $0.0001 per share, of the Corporation (“Series A-2 Common Stock”), at the Exercise Price set forth below. The price per share at which each Warrant Share may be purchased at the time each Warrant is exercised is $0.205 (the “Exercise Price”).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, the Warrants evidenced hereby may be exercised in full (not in part) at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing the date hereof and terminating at 5:00 P.M., New York City time, on September 18, 2013 (the “Expiration Date”). If the Warrants evidenced hereby remain unexercised after 5:00 P.M., New York City time, on the Expiration Date, then such Warrants shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrants shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise all Warrants evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor warrant agent under the Warrant Agreement described below) at its office designated for such purpose at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) a properly executed election form (the “Election Form”) attached to this Warrant Certificate and (iii) the Exercise Price for each Warrant to be exercised, and all applicable taxes and charges due in connection therewith, in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. In addition, to the extent that a holder elects to oversubscribe in accordance with the Warrant Agreement and this Warrant Certificate, the holder must also pay, in accordance with the foregoing, an amount equal to the Exercise Price for the number of unexercised Warrants such holder elects to purchase, and all applicable taxes and charges due in connection therewith. To the extent applicable, the aggregate Exercise Price shall be rounded up to the nearest penny.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

DATED:	(Continued on reverse side) COUNTERSIGNED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY JERSEY CITY, NJ WARRANT AGENT

PIKSEL, INC .	BY:
AUTHORIZED OFFICER

SECRETARY	INTERIM CHIEF EXECUTIVE OFFICER

Piksel, Inc. (WARRANT)

(Continued from front)

As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

The Warrants represented by this Warrant Certificate must be exercised in full, not in part, and may only be exercised in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of any Warrants represented hereby, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

WARRANTS ARE NOT TRANSFERABLE TO ANY PERSON OR ENTITY, AND ANY ATTEMPT TO TRANSFER OR ANY PURPORTED TRANSFER SHALL BE VOID AB INITIO.

To the extent the Warrants evidenced hereby are exercised in full, the registered holder of such Warrants is entitled to, in accordance with the terms set forth in Section 3.3.2 of the Warrant Agreement (as defined below) and in the Election Form attached to this Warrant Certificate, elect to receive additional shares of Series A-2 Common Stock (as defined in the Warrant Agreement).

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of August 19, 2013 (the “Warrant Agreement”), between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Corporation at 26 West 17th Street, 2nd Floor, New York, New York 10011.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the registered holder thereof to any of the rights of a stockholder of the Corporation, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Corporation or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby; provided, that no amendment or modification may be made that is not consistent with the Plan (as defined in the Warrant Agreement).

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

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EXHIBIT B

Form of Record Holder Election Form

PIKSEL, INC. (f/k/a KIT digital, Inc.)

SHARES OF SERIES A-2 COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE

WARRANTS TO EXERCISE FOR SUCH SHARES

RECORD HOLDER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of series A-2 common stock, par value $0.0001 per share (the “Shares”) of Piksel, Inc. (the “Company”), issuable upon the exercise of warrants (“Warrants”).

In this form, I hereby elect to exercise the Warrants to purchase Shares distributed with respect to the common stock (“KDI Common Stock”), par value $0.0001 per share, of KIT digital, Inc., pursuant to the terms and subject to the conditions set forth in the Warrant Agreement, dated August 19, 2013, by and between the Company and Continental Stock Transfer & Trust Company, and as described in that certain Third Amended Plan of Reorganization, dated August 6, 2013, filed by KIT digital, Inc.

BOX 1. ☐   I do not elect to exercise my Warrants.

BOX 2. ☐   I elect to exercise my Warrants in full and purchase Shares as set forth below:

	NUMBER OF SHARES OF
	KDI COMMON STOCK		WARRANT		EXERCISE
	AS OF AUGUST 5, 2013		RATIO		PRICE		PAYMENT
Basic
Warrant
Exercise		X	1.0	x	$0.205	= $

IF YOU HAVE FULLY EXERCISED YOUR BASIC WARRANT EXERCISE ABOVE
and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Warrant Agreement, please so indicate by completing the additional required information:

	NUMBER OF ADDITIONAL	WARRANT		EXERCISE
	WARRANTS[1]	RATIO		PRICE		PAYMENT
Over
subscription
Election	x	1.0	x	$0.205	= $

	TOTAL SUBSCRIPTION PAYMENT REQUIRED:

$	+	$		=	$
(Basic Warrant Exercise			(Oversubscription		(Total required payment)[2]
Payment)			Election Payment)

FORM OF PAYMENT:

☐	Payment in the following amount is enclosed: $___________.

1 To determine the number of Warrants you are entitled to exercise for additional Shares, use the following formula: Percentage of KDI Common Stock owned as of August 5, 2013, based on 61,054,157 shares issued and outstanding times 136,754,747, less the number of Shares to be received by the Basic Warrant Exercise.

2 To the extent applicable, the aggregate total required payment must be rounded up to the nearest penny.

☐	Payment by wire transfer in accordance with the following instructions: JPMorgan Chase, Account Name: CST AAF Piskel, Inc. Warrant, ABA # 021000021, Account # 475580893

Dated:	________________, 2013

Name
(Please Print)

/ / / / - / / / - / / / / /
(Insert Social Security or Other Identifying Number of Holder)

Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at the following location:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

Telephone Number for Confirmation: (800) 509-5586

The method of delivery of this Election Form is at the option and risk of the exercising holder and the delivery of this Election Form will be deemed to be made only when actually received by the Warrant Agent and must be received prior to 5:00 p.m., New York City time, on September 18, 2013 (the “Expiration Date”). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery and clearance of payment prior to 5:00 p.m. New York City time, on the Expiration Date.

Signature

Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate.

EXHIBIT C

Form of Beneficial Owner Election Form

PIKSEL, INC. (f/k/a KIT digital, Inc.)

SHARES OF SERIES A-2 COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE

WARRANTS TO EXERCISE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of series A-2 common stock, par value $0.0001 per share (the “Shares”) of Piksel, Inc. (the “Company”), issuable upon the exercise of warrants (“Warrants”).

In this form, I (we) instruct you whether to exercise the Warrants to purchase Shares distributed with respect to the common stock (“KDI Common Stock”), par value $0.0001 per share, of KIT digital, Inc., held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Warrant Agreement, dated August 19, 2013, by and between the Company and Continental Stock Transfer & Trust Company, and as described in that certain Third Amended Plan of Reorganization, dated August 6, 2013, filed by KIT digital, Inc. (the “Plan”).

BOX 1. ☐	Please do not exercise the Warrants for me (us).

BOX 2. ☐	Please exercise the Warrants for me (us) and purchase Shares as set forth below:

	NUMBER OF SHARES OF
	KDI COMMON STOCK	WARRANT		EXERCISE
	AS OF AUGUST 5, 2013	RATIO		PRICE			PAYMENT
Basic
Warrant
Exercise	x	1.0	x	$0.205	=	$

IF YOU HAVE FULLY EXERCISED YOUR BASIC WARRANT EXERCISE ABOVE
and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Warrant Agreement, please so indicate by completing the additional required information:

	NUMBER OF ADDITIONAL	WARRANT		EXERCISE
	WARRANTS[1]	RATIO		PRICE			PAYMENT
Over
subscription
Election	x	1.0	x	$0.205	=	$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

$	+	$	=	$
(Basic Warrant Exercise			(Oversubscription	(Total required payment)[2]
Payment)			Election Payment)

1 To determine the number of Warrants you are entitled to exercise for additional Shares, use the following formula: Percentage of KDI Common Stock owned as of August 5, 2013, based on 61,054,157 shares issued and outstanding times 136,754,747, less the number of Shares to be received by the Basic Warrant Exercise.

2 To the extent applicable, the aggregate total required payment must be rounded up to the nearest penny.

FORM OF PAYMENT:

☐ Please deduct payment of $__________ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Plan and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Plan and Warrant Agreement; and

•	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.: